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Exhibit 23.1

Consent of Independent Auditors


We consent to the reference to our firm under the captions Selected Financial Data and "Experts" and to the use of our report dated April 6, 2000 (except Note 9, as to which the date is April 26, 2000) in the Registration Statement (Form S-1) and related Prospectus of Kinzan, Inc. to be filed on April 28, 2000.

                                               Ernst & Young LLP


San Diego, California
April 27, 2000